SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 17, 1996
                                                      ----------------

                          The CIT Group Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                1-1861                        13-2994534
--------------------------------------------------------------------------------
      (State or other         (Commission                   (IRS Employer
      jurisdiction of         File Number)                  Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
--------------------------------------------------------------------------------
Registrant's telephone number, including area code     (212) 536-1950
                                                       --------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events.
            -------------

            See attached press release.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE CIT GROUP HOLDINGS, INC.
                                          ----------------------------
                                          (Registrant)


                                          By /s/ JOSEPH M. LEONE
                                          ----------------------------
                                          Joseph M. Leone
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  October 17, 1996

[Logo of The CIT Group, Inc.]

                                                         Joseph M. Leone
                                                         Chief Financial Officer
                                                         (201) 740-5752


FROM:      THE CIT GROUP HOLDINGS, INC.
           1211 AVENUE OF THE AMERICAS
           NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

               THE CIT GROUP REPORTS 11.3 PERCENT EARNINGS GROWTH
               --------------------------------------------------

           IN THIRD QUARTER: $65.1 MILLION VS. $58.5 MILLION IN 1995;
           ----------------------------------------------------------

    NINE MONTHS RECORD EARNINGS OF $197.3 MILLION, UP 17.6 PERCENT OVER 1995
    ------------------------------------------------------------------------


      NEW YORK, NEW YORK, October 17, 1996 --- The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, today reported net income of $65.1 million for the third quarter ended September 30, 1996, an 11.3 percent increase from the $58.5 million reported for the third quarter of 1995. Net income for the nine months ended September 30, 1996 was a record at $197.3 million, 17.6 percent higher than the $167.8 million of 1995. The improvements resulted from strong operating revenues including increased portfolio spreads, partially offset by increased operating expenses.

      "We again saw broad based contributions from our businesses in the third quarter. Credit quality remained strong. Despite a competitive lending environment, margins improved due to consumer loan growth and efficient funding," said Albert R. Gamper, Jr., president and chief executive officer. "As we look forward to the remainder of 1996, we see significant liquidity in the markets in which we compete. Continued vigilance in the areas of credit quality and productivity, while growing the organization, is the key to our continued success."

Other highlights:

o Return on average financing and leasing assets ("AEA") for the third quarter of 1996 was 1.57 percent, up from 1.50 percent for the third quarter of 1995. Return on AEA for the first nine months of 1996 was 1.61 percent, improving from 1.47 percent for the same period in 1995.

o Financing and leasing assets totaled $17.93 billion, up $741.1 million (4.3%) from June 30, 1996 and $1.02 billion (6.0%) from $16.91 billion at December 31, 1995, reflecting strong originations in Consumer Finance and Industrial Financing and growth in operating lease equipment, offset by a continued high level of liquidations of finance receivables.

o Net finance income rose to $201.4 million (4.84% of AEA) for the third quarter of 1996 from $178.8 million (4.60% of AEA) in the third quarter of 1995. For the nine months ended September 30, 1996, net finance income increased to $594.1 million (4.86% of AEA) from $514.8 million (4.52% of AEA) in 1995. The improvements reflect an increase in average financing and leasing assets, a change in portfolio mix toward higher-yielding consumer finance receivables, lower borrowing costs and higher fees on account terminations.

o Fees and other income totaled $50.9 million in the third quarter of 1996, up from $47.8 million in the 1995 third quarter, reflecting increased factoring commissions and fees associated with the servicing of third party receivables, including those that have been securitized by the Corporation. For the nine months ended September 30, 1996, fees and other income totaled $176.8 million, compared to $133.1 million in 1995. The 1996 nine month period includes the higher level of servicing fees mentioned above as well as higher gains from the venture capital operation and other asset sales.

o Salaries and general operating expenses totaled $97.9 million (2.35% of AEA) versus $85.9 million (2.21% of AEA) in the third quarter of 1995. For the nine months ended September 30, 1996, salaries and general operating expenses totaled $291.4 million (2.38% of AEA) compared to $253.0 million (2.22% of AEA) in 1995. The increases in expenses are primarily attributable to growth in Consumer Finance and servicing of a higher managed asset portfolio in Sales Financing.

o Depreciation on operating lease equipment for the third quarter and nine months of 1996 was $28.0 million and $84.3 million, up from $21.4 million and $56.2 million for the same periods in 1995 due to increased levels of operating lease equipment.

o Net credit losses for the third quarter of 1996 totaled $22.3 million (0.54% of average finance receivables) compared to $21.9 million (0.57% of average finance receivables) for the third quarter of 1995. Year-to-date credit losses totaled $71.4 million (0.59% of average finance receivables) compared to $56.6 million (0.50% of average finance receivables) in 1995. The increases were primarily attributable to provisions related to certain nonaccrual loans secured by shipping and cruise line vessels.

o Finance receivables past due 60 days or more declined to $248.0 million (1.50% of finance receivables) at September 30, 1996, from $263.9 million (1.67% of finance receivables) at December 31, 1995. Past due finance receivables on nonaccrual status decreased to $88.1 million (0.53% of finance receivables) at September 30, 1996 from $139.5 million (0.88% of finance receivables) at year-end 1995. The decrease primarily reflects transfers of certain shipping and cruise line vessels to assets received in satisfaction of loans.

o Assets received in satisfaction of loans increased to $66.9 million at September 30, 1996, from $42.0 million at December 31, 1995, due to the previously mentioned transfers offset by the sale of an equity interest in a building supply retailer.

o Total nonperforming assets, comprised of past due finance receivables on nonaccrual status and assets received in satisfaction of loans declined to $155.0 million at September 30, 1996 from $181.5 million at year end. As a percentage of finance receivables, total nonperforming assets were
       0.94 percent at September 30, 1996 down from 1.15 percent at December 31, 1995.

o The reserve for credit losses grew to $214.2 million (1.29% of finance receivables) at September 30, 1996 from $206.0 million (1.30%) at year-end 1995.

o   The ratio of debt-to-equity  was 7.08 to 1 at September 30, 1996 compared to
       7.09 to 1 at December 31, 1995.

o    Stockholders' equity reached $2.0 billion at September 30, 1996.




     The CIT Group Holdings, Inc. is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The
Chase Manhattan Corporation, the largest bank holding company in the United States.


               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                                      # # #

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)



                                                   Three Months Ended
                                                      September 30
                                        ----------------------------------------
                                           1996    % to AEA    1995     % to AEA
                                        ---------  --------  ---------  --------

Finance income                          $   415.8    9.95%*  $   388.8    9.97%*
Interest expense                            214.4    5.11*       210.0    5.37*
                                        ---------    ----    ---------    ----

  Net finance income                        201.4    4.84        178.8    4.60

Fees and other income                        50.9    1.23         47.8    1.23
                                        ---------    ----    ---------    ----

  Operating revenue                         252.3    6.07        226.6    5.83
                                        ---------    ----    ---------    ----

Salaries and general operating expenses      97.9    2.35         85.9    2.21

Net credit losses                            22.3    0.54**       21.9    0.57**
Provision for finance
  receivables increase                        1.9    0.05          2.1    0.05
                                        ---------    ----    ---------    ----
  Provision for credit losses                24.2    0.58         24.0    0.62

Depreciation on operating
  lease equipment                            28.0    0.68         21.4    0.55
                                        ---------    ----    ---------    ----

  Operating expenses                        150.1    3.61        131.3    3.38
                                        ---------    ----    ---------    ----

Income before provision for income taxes    102.2    2.46         95.3    2.45

Provision for income taxes                   37.1    0.89         36.8    0.95
                                        ---------    ----    ---------    ----

  Net income                            $    65.1    1.57%   $    58.5    1.50%
                                        =========    ====    =========    ====

Average financing and
  leasing assets (AEA)                  $16,636.6            $15,555.1

Average finance receivables             $16,419.7            $15,550.0

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)




                                                    Nine Months Ended
                                                      September 30
                                        ----------------------------------------
                                           1996    % to AEA     1995    % to AEA
                                        ---------  --------  ---------  --------

Finance income                          $ 1,222.3    9.94%*  $ 1,133.0    9.90%*
Interest expense                            628.2    5.08*       618.2    5.38*
                                        ---------    ----    ---------    ----

  Net finance income                        594.1    4.86        514.8    4.52

Fees and other income                       176.8    1.44        133.1    1.17
                                        ---------    ----    ---------    ----

  Operating revenue                         770.9    6.30        647.9    5.69
                                        ---------    ----    ---------    ----

Salaries and general operating expenses     291.4    2.38        253.0    2.22

Net credit losses                            71.4    0.59**       56.6    0.50**
Provision for finance
  receivables increase                        7.2    0.06         10.6    0.09
                                        ---------    ----    ---------    ----
  Provision for credit losses                78.6    0.64         67.2    0.59

Depreciation on operating
  lease equipment                            84.3    0.69         56.2    0.49
                                        ---------    ----    ---------    ----

  Operating expenses                        454.3    3.71        376.4    3.30
                                        ---------    ----    ---------    ----

Income before provision for income taxes    316.6    2.59        271.5    2.39

Provision for income taxes                  119.3    0.98        103.7    0.92
                                        ---------    ----    ---------    ----

  Net income                            $   197.3    1.61%   $   167.8    1.47%
                                        =========    ====    =========    ====

Average financing and
  leasing assets (AEA)                  $16,311.9            $15,200.0

Average finance receivables             $16,090.3            $15,212.6

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (Dollar Amounts in Millions)



                                                  September 30,    December 31,
                                                      1996            1995
                                                  -------------    ------------
ASSETS
------
FINANCING AND LEASING ASSETS
Loans
   Commercial                                       $10,526.2        $10,356.3
   Consumer                                           2,730.3          2,344.0
Lease receivables                                     3,303.7          3,095.2
                                                    ---------        ---------
   Finance receivables                               16,560.2         15,795.5
Reserve for credit losses                              (214.2)          (206.0)
                                                    ---------        ---------
   Net finance receivables                           16,346.0         15,589.5
Operating lease equipment                             1,365.0          1,113.0
CASH AND CASH EQUIVALENTS                               117.0            161.5
OTHER ASSETS                                            797.5            556.3
                                                    ---------        ---------

   TOTAL ASSETS                                     $18,625.5        $17,420.3
                                                    =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
DEBT
Commercial paper                                    $ 5,913.2        $ 6,105.6
Variable rate senior notes                            3,997.5          3,827.5
Fixed rate senior notes                               4,182.0          3,337.0
Subordinated fixed rate notes                           300.0            300.0
                                                    ---------        ---------
   Total debt                                        14,392.7         13,570.1
Credit balances of factoring clients                  1,155.4            980.9
Accrued liabilities and payables                        539.2            485.9
Deferred Federal income taxes                           506.8            469.2
                                                    ---------        ---------
   Total liabilities                                 16,594.1         15,506.1

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
   outstanding - 1,000 shares                           250.0            250.0
Paid-in capital                                         408.3            408.3
Retained earnings                                     1,373.1          1,255.9
                                                    ---------        ---------
   Total stockholders' equity                         2,031.4          1,914.2
                                                    ---------        ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $18,625.5        $17,420.3
                                                    =========        =========